UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014 (January 25, 2014)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Appointment of Principal Officers

On January 25, 2014, OptimumBank Holdings, Inc. (the “Company”) received and accepted the resignation of Seth Gillman as a director of the Company.

Mr. Gillman’s resignation was not the result of any disagreement with the Company regarding its operations, policies or practices.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Gillman with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Current Report on Form 8-K with the Securities and Exchange Commission.

At the time of his resignation, Mr. Gillman served on the Company’s Executive, Audit and Compensation Committees. The Board of Directors has appointed Sam Borek, a current director of the Company, to replace Mr. Gillman as a member of these committees.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated January 27, 2014 regarding resignation of Seth Gillman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2014

	By:	/s/ Thomas Procelli
Thomas Procelli
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated January 27, 2014 regarding resignation of Seth Gillman